UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2021

EQUINIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40205 (Commission File Number)	77-0487526 (I.R.S. Employer Identification No.)

One Lagoon Drive
Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

(650) 598-6000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027		The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2021, Equinix, Inc. (the “Company”) entered into a retention and separation agreement with Sara Baack, Chief Product Officer of the Company (the “Agreement”). Pursuant to the terms of the Agreement, Ms. Baack will transition from her role of Chief Product Officer after September 24, 2021 and will serve in an advisory capacity to Equinix’s Chief Executive Officer until March 2, 2022. During this transition period, Ms. Baack will be entitled to her regular salary and benefits. In addition, Ms. Baack will be paid additional compensation and benefits described in the Agreement, including: (i) 100% of her target annual incentive plan bonus for 2021; (ii) a one-time lump sum cash payment of $500,000 and (iii) premium payments under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) through 2022. The Agreement also includes and references customary releases, representations, restrictive covenants, non-disparagement and confidentiality provisions.

The foregoing description is not a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Company’s Form 10-Q for the quarter ended September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: September 23, 2021	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer